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                                                                   EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 2,400 shares of SouthTrust Corporation common stock in connection with the Stock Option Plan for Conversion of Georgia National Bancorp, Inc. Stock Options) of our report dated February 13, 1998 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.




                                             /s/ ARTHUR ANDERSEN LLP



Birmingham, Alabama
November 30, 1998